EXHIBIT 99.1

PetMed Express, Inc. Announces Appointment of Doug Krulik as Chief Accounting Officer

Krulik Brings More than 20 Years of Leadership Experience in Finance and Accounting

DELRAY BEACH, Fla., August 5, 2024 (GLOBE NEWSWIRE) -- PetMed Express, Inc., dba PetMeds and parent company of PetCareRx, (Nasdaq: PETS) (the "Company") today announced the appointment of Doug Krulik as Chief Accounting Officer (CAO) effective August 19, 2024. Krulik comes to PetMeds with more than 20 years of leadership experience in finance and accounting, most recently with Etherio Holdings as its Vice President Finance and Controller. In this newly created role, he will oversee all aspects of the Company's accounting functions, including financial reporting, treasury, tax, compliance, and internal controls. Krulik will report directly to the Office of the Chief Financial Officer.

“Doug’s deep accounting expertise is a welcome addition and we are thrilled to have him join PetMeds at such a pivotal time in our growth journey," said Sandra Campos, President and CEO. “He is a seasoned executive with a proven track record of success in improving accounting operations, compliance and internal controls. Doug also brings a strong team orientation and a shared commitment to our consumer-centric vision of prioritizing pets' needs in all we do. The creation of this new role aligns with our ongoing initiatives to enhance operational excellence and strengthen our financial governance.”

"I am excited to be joining PetMeds and look forward to partnering with the team to improve our accounting and reporting processes, reinforce our commitment to integrity of the financials and the internal control environment, and advance the Company's priorities for driving growth and profitability, creating value for all stakeholders,” said Doug Krulik.

About Doug Krulik

Mr. Krulik brings over 20 years of accounting and finance experience to PetMeds. Most recently, he served as Vice President Finance and Controller at Etherio Holdings, a private events and marketing company since 2021. Prior to Etherio, Krulik served as Vice President Finance and Controller at Jushi Holdings, Inc., a public company with rapidly growing retail and wholesale businesses, from 2019 to 2021. Krulik was the Financial Reporting Manager for Technical Accounting at Magic Leap, a private and rapidly growing technology startup company, from 2016 to 2019 and served as Controller of Hollywood Companies, a group of private and public media companies, from 2011 to 2016. Prior to Hollywood Companies, Krulik served in a variety of accounting and finance leadership roles at American Media and Benihana and was an Audit Manager with Deloitte & Touche. Mr. Krulik is a Certified Public Accountant and holds a Masters of Business Administration from the University of Miami.

About PetMed Express, Inc.

Founded in 1996, PetMeds is a leader in pioneering the digital pet pharmacy industry. As a national online retailer, PetMeds.com and PetCareRx.com are top choices for delivering preventive and chronic symptom prescriptions and OTC medications and products through their thousands of veterinary partners and a loyal customer base. Leveraging telehealth and insurance partnerships, they offer unparalleled value and convenience to pet parents at every stage of their pets' lives, whether dogs, cats, or horses. PetMeds and PetCareRx provide a comprehensive range of medications, food products, and essential supplies through their websites, www.PetMeds.com and www.PetCareRx.com.

Forward Looking Statement
This press release may contain “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such forward-looking statements are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024. The Company’s future results may also be impacted by other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

Investor Contact:
ICR, LLC
John Mills
(646) 277-1254

Reed Anderson
(646) 277-1260

investor@petmeds.com